Exhibit 10.1

Eightco Holdings Inc.

101 Larry Holmes Drive, Suite 313

Easton, PA 18042

September 25, 2024

Univest Securities, LLC

75 Rockefeller Plaza, Suite 1803

New York, NY, 10019

Re: Amendment No. 1 to At-The-Market Issuance Sales Agreement (the “Amendment No. 1”)

Gentlemen:

Reference is made to that certain At-The-Market Issuance Sales Agreement, dated April 25, 2024 (the “Agreement”), between Eightco Holdings Inc. (the “Company”) and Univest Securities, LLC (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Pursuant to the Agreement, the Company may issue and sell through the Agent or any of its sub-agent(s) or other designees, acting as sales agent, the Shares up to an aggregate offering price of US$2,000,000. The Company and the Agent hereby agree that the maximum amount of Shares that may be sold pursuant to the Agreement shall be increased from $2,000,000 to $2,750,000 and all references of $2,000,000 contained in the Agreement shall hereafter be deemed amended to be $2,750,000; provided, however, that in no event shall the Company issue or sell through the Agent such number or dollar amount of Shares that would exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable).

Each of the parties represents and warrants to the other that it has full power and authority to enter into this Amendment No. 1 and to perform its obligations hereunder.

This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws rules that would apply the laws of any other jurisdiction.

Except as set forth herein, all terms of the Agreement shall remain in full force and effect.

EIGHTCO HOLDINGS, INC.

By:	/s/ Paul Vassilakos
Name:	Paul Vassilakos
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

UNIVEST SECURITIES, LLC

By:	/s/ Bradley Richmond
Name:	Bradley Richmond
Title:	COO